Exhibit 3.1

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Office of the Secretary of State

CERTIFICATE OF FILING OF
MoneyOnMobile, Inc.
800661948

The undersigned, as Secretary of State of Texas, hereby ce1tifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 04/23/2018

Effective: 04/24/2018 08:00 am

                 /s/Rolando B. Pablos
Rolando B. Pablos
Secretary of State

Phone: (512) 463-5555
Prepared by: Delores Moore

Come visit us on the internet at http://www.sos.state.tx, us/
Fax: (512) 463-5709    Dial: 7-1-1 for Relay Services
TID: 10303    Document: 809371200002

Exhibit 3.1

Form 424
(Revised 05/11)
Submit in duplicate t0:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX; 512/463-5709
Filing Fee: See Instructions

Certificate of Amendment

FILED
In the Office of the
Secretary of State of Texas
APR 23 2018

Corporations Section

Entity Information

MONEYONMOBILE, INC.
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name,
The filing entity is a: (Select the appropriate entity type below.)
[X] For-profit Corporation    O Professional Corporation
0 Nonprofit Corporation    O Professional Limited Liability Company
0 Cooperative Association
0 Limited Liability Company
0 Professional Association
0 Limited Partnershlp
The file number issued to the filing entity by the secretary of state is: 0800661948
The date of formation of the entity is: 05/30/2006

Amendments

1.	Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)
The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)

_____________________________________________________________________________________________________
The name of the entity must contain an organizational designation or accepted abbreviation of such tenn, as applicable.

Exhibit 3.1

2.	Amended Registered Agent/Registered Office
The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)
[ ] A, The registered agent is an organization (cannot be entity named above) by the name of:

OR
[ ] B, The registered agent is an individual resident of the state whose name is:

First Name         M.l.        Last Name                 Suff,x
The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:
                                TX
Street Address (No P.O. Box)        City            State     Zip Code

3, Other Added, Altered, or Deleted Provisions
Other changes or additions to the certificate of formation may be made in the space provided below, If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format,
Text Area (The attached addendum, if any, is incorporated herein by reference,)

Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

See attached addendum.

Alter each of the following provisions of the certificate of formation, The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Exhibit 3.1

Effectiveness of Filing (Select either A, B, or C.)
A.[ ] This document becomes effective when the document is filed by the secretary of state.

B.	[ X ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 8:00 a.m., Central Time, April 24, 2018

C.	[ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _______________________
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April 20, 2018

By: /s/ Harold Montgomery
Harold Montgomery
signature of authorized person

Exhibit 3.1

Article 4

Effective at 8:00 a.m., Central Time, on April 24, 2018 (the "Split Effective Time"), every twenty (20) shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the Split Effective Time shall automatically, and without action on the part of the shareholders, convert and combine into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock (the "Reverse Split"). In the case of a holder of shares not evenly divisible by twenty (20), in lieu of a fractional share of Common Stock, such holder shall receive an additional share of Common Stock. As of the Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the Reverse Split is deemed to represent the number of post-Reverse Split shares into which the pre-Reverse Split shares were converted.